BY - LAWS

                                       OF

                               COUGAR CORPORATION


                       Incorporated under the Laws of the
                               State of New Jersey


                                   ARTICLE I

                                     OFFICES

          The address of the initial registered office of the corporation in the State of New Jersey, and the name of the initial registered agent at that address, are set forth in the original Certificate of Incorporation of the Company. The location of the principal office of the Company shall be designated by the Board of Directors. The Board of Directors may change the location of the principal office of the Company and may from time to time designate other offices at such other places, either within or without the State of New Jersey, as the business of the Company may require.

                                   ARTICLE II

                                  SHAREHOLDERS

          Section 1. Shareholder Meetings:
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          (a) Time: The annual meeting shall be held at the time fixed, from time to time, by the Directors, provided, that the first annual meeting shall be held on a date within thirteen months after the organization of the Company, and each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting. If for any reason, the Directors shall fail to fix the time for an annual meeting, such meeting shall be held at noon on the first Monday of March. A special meting shall be held on the date fixed by the President or the Board of Directors.

          (b) Place: Annual meetings and special meetings shall be held at such place, within or without the State of New Jersey, as the Directors may, from time to time, fix. Whenever the Directors shall fail to fix such place, the meeting shall be held at the registered office of the Company in the State of New Jersey.

          (c) Call: Annual meetings may be called by the Directors or by the President or by any Officer instructed by the Directors to call the meeting, or as otherwise may be required by law. Special meetings may be called in like manner.

          (d) Notice of Meetings: Written notice of the time, place, and purpose or purposes of every Shareholder's meeting shall be given. The notice of every meeting shall be given,


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personally or by mail, and, except as otherwise provided by the New Jersey
Business Corporation Act, not less than ten (10) nor more than sixty (60) days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived before or after the taking of any action, to each Shareholder at the address of the Shareholder that appears on the records of the Company. Notice of any adjourned meeting need not be given other than by announcement at the meeting so adjourned, unless otherwise ordered in connection with such adjournment. Such further notice, if any, shall be given as required by law.

          (e) Waiver of Notice: Notice of a meeting need not be given to any Shareholder who submits a signed waiver of notice before or after the meeting. The attendance of a Shareholder at a meeting without protesting prior to the conclusion of the meeting the lack of notice of such meeting shall constitute waiver of notice by him.

          (f) Quorum and Adjournment: Any number of Shareholders, together holding at least a majority of the capital stock of the Company issued and outstanding and entitled to vote, present in person or represented by proxy at any meeting called, shall constitute a quorum for all purposes at a meeting of Shareholders except as may otherwise be provided by law.

          The Shareholders present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Less than a quorum may adjourn.

          (g) Voting: Each Shareholder entitled to vote at a meeting of the Shareholders shall be entitled to one vote for each share of stock registered in such Shareholder's name on the books of the Company on the date fixed as the record date for the determination of its Shareholders entitled to vote. In accordance with the New Jersey Business Corporation Act, each Shareholder entitled to vote at a meeting of Shareholders may authorize another person or persons to act for him by proxy, duly appointed by instrument in writing subscribed by such Shareholder. Said proxy shall not be valid for more than eleven (11) months unless a longer time is expressly provided therein. At all meetings of Shareholders all matters shall be determined by a majority vote of the Shareholders entitled to vote thereat present in person or represented by proxy except as otherwise provided by law, the Certificate of Incorporation and these By-Laws.

          Section 2. Shareholder Action Without Meetings: Subject to any limitations prescribed by the provisions of Sections 14A:5-6 and 14A:5-7, or any other applicable provisions, of the New Jersey Business Corporation Act, and upon compliance with those provisions, any action required or permitted to be taken at a meeting of Shareholders by the provisions of that Act, or by the Certificate of Incorporation or by these By-Laws may be taken without a meeting if all of the Shareholders entitled to vote thereon consent thereto in writing and (except for the annual election of Directors) may also be taken without a meeting, without prior notice, and without a vote, by less than all of the Shareholders who would have been entitled to cast the minimum number of votes which would be necessary to authorize any such action at a meeting at which all Shareholders entitled to vote thereon were present and voting. Whenever any action is taken pursuant to the foregoing provisions, the written consents of the Shareholders consenting thereto or the written report of inspectors appointed to tabulate such consents shall be filed with the minutes of proceedings of Shareholders.

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                                   ARTICLE III

                                    DIRECTORS

          Section 1. Qualifications: Each Director shall be at least eighteen years of age. A Director need not be a Shareholder, a citizen of the United States, or a resident of the State of New Jersey.

          Section 2. Duties and Powers: The business and affairs of the Company shall be managed by or under the direction of the Board of Directors, and, unless the vote of a greater number is required by law, the Certificate of Incorporation, or these By-Laws, the vote of the majority of the Directors present at a meeting shall be the act of the Board of Directors in the transaction of business, provided a quorum is present. The Directors may exercise all such powers of the Company and do all such lawful acts and things as they may deem proper and as are consistent with law, the Certificate of Incorporation, and these By-Laws.

          Section 3. Number: The number of directors of the Company shall not be less than one nor more than twenty-five (25). The first board and subsequent Boards shall consist of three (3) Directors until changed as hereinafter provided. The Directors shall have the power, from time to time, in the interim between annual and special meetings of the Shareholders, to increase or decrease their number within the minimum and maximum number fixed in these By-Laws.

          Section 4. Election and Term: The first Board of Directors shall hold office until the first annual meeting of Shareholders and until their successors have been elected and qualified. Thereafter, Directors who are elected at an annual meeting of Shareholders, and Directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next succeeding annual meeting of Shareholders and until their successors have been elected and qualified. In the interim between annual meetings of Shareholders or of special meetings of Shareholders called for the election of directors, newly created directorships and any existing vacancies in the Board of Directors, including vacancies resulting from the removal of directors for cause or without cause, may be filled by the affirmative vote of the remaining Directors, although less than a quorum exists or by the sole remaining Director. A Director may resign by written notice to the Company. The resignation shall be effective upon receipt thereof by the Company or at such subsequent time as shall be specified in the notice of resignation. When one or more Directors shall resign from the Board of Directors effective at a future date, a majority of the Directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

          Section 5. Removal of Directors: Any Director or the entire Board of Directors of the Company may be removed from office with or without cause by the Shareholders. The Board of Directors shall have the power to remove Directors for cause and so suspend Directors pending a final determination that cause exists for removal.

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          Section 6. Board Meetings:

          (a) Time, Place and Call: Meetings shall be held at such time as the Board shall fix. Meetings shall be held at such place within or without the State of New Jersey as shall be fixed by the Board. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, of the President, or of a majority of the Directors then in office.

          (b) Notice: No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the Directors thereat. The notice of any meeting need not specify the business to be transacted at, or the purpose of, the meeting.

          (c) Waiver of Notice: Notice of a meeting need not be given to any Director who submits a signed waiver of notice before or after the meeting, nor to any director who attends the meeting without protesting, prior to the conclusion thereof, the lack of notice.

          (d) Business Transacted: Any business may be transacted and any corporate action may be taken at any meeting of the Board of Directors at which a quorum shall be present, whether such business or proposed action be stated in the notice of such meeting or not, unless special notice of such business or proposed action shall be required by law.

          (e) Quorum: A majority of the entire Board of Directors then in office shall be necessary to constitute a quorum for the transaction of business. If a quorum is not present at a meeting of the Board of Directors, a majority of the Directors present may adjourn the meeting to such time and place as they may determine without notice other than announcement at the meeting until enough Directors to constitute a quorum shall attend. When a quorum is once present to organize a meeting, it shall not be broken by the subsequent withdrawal of any Directors.

          (f) Participation by Telephone: Any one or more members of the Board or any committee thereof may participate in a meeting of the Board or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

          Section 7. Committees: The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may appoint from among its members one or more Directors to constitute an Executive Committee and one or more other committees, each of which, to the extent provided in the resolution appointing it, shall have and may exercise all of the authority of the Board of Directors with the exception of any authority the delegation of which is prohibited by Section 14A:6-9 or other provision of the New Jersey Business Corporation Act. Actions taken at a meeting of any such committee shall be reported to the Board of Directors at its next meeting following such committee meeting; except that, when the meeting of the Board is held within two days after the committee meeting, such report shall, if not made at the first meeting, be made to the Board at its second meeting following such committee meeting. Each Director of


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a committee shall have one vote at meetings of that committee. The participation of Directors with the majority of the votes of a committee shall constitute a quorum of that committee for the transaction of business. Any action approved by a majority of the votes of the Directors of a committee present at a meeting of that committee at which a quorum is present shall be the act of the committee unless the New Jersey Business Corporation Act requires a greater proportion.

          Section 8. Action Without a Meeting: Any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or such committee, as the case may be, consent in writing to the adoption of a resolution authorizing the action. Such resolutions and the written consents thereto by the members of the Board or a committee shall be filed with the minutes of the proceedings of the Board or such committee as the case may be.

          Section 9. Compensation: The Board of Directors may establish by resolution reasonable compensation of all Directors for services to the Company as Directors, including a fixed fee, if any, incurred in attending each meeting. Nothing herein contained shall preclude any Director from serving the Company in any other capacity, as an Officer, agent or otherwise, and receiving compensation therefor.

                                   ARTICLE IV

                                    OFFICERS

          Section 1. Election: The Directors shall elect a President, a Secretary, and a Treasurer, and may elect a Chairman of the Board, a Vice-Chairman of the Board, one or more Vice-Presidents, Assistant Vice-Presidents, Assistant Secretaries, and Assistant Treasurers, and such other Officers and agents as they shall determine. The President may but need not be a Director. Any two or more offices may be held by the same person but no Officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law to be executed, acknowledged, or verified by two or more Officers.

          Section 2. Term: Unless otherwise provided in the resolution of election, each Officer shall hold office until the meeting of the Board of Directors following the next annual meeting of Shareholders and until his successor has been elected and qualified.

          Section 3. Powers and Duties: Officers shall have the powers and duties defined in the resolutions appointing them.

          Section 4. Removal: Any Officer of the Company may be removed from office, with or without cause, by a vote of a majority of the Board of Directors then in office. The removal of an Officer shall be without prejudice to his contract rights, if any. Election or appointment of an Officer shall not of itself create contract rights.

          Section 5. Resignation: Any Officer of the Company may resign at any time. Such resignation shall be in writing and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Secretary. The acceptance of a resignation shall not be necessary in order to make it effective, unless so specified therein.


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                                   ARTICLE V

                                  CAPITAL STOCK

          Section 1. Issue of Certificates of Stock: Certificates of capital stock shall be in such form as may be approved by the Board of Directors. The Board of Directors may also provide that some or all of the shares of any class or series shall be represented by uncertificated shares. Certificated shares shall be signed, either manually or by facsimile signature, by the Chairman of the Board, by the President or a Vice-President, or by the Secretary or an Assistant Secretary, or by the Treasurer or Assistant Treasurer and may be sealed with the corporate seal or a facsimile thereof. In case any Officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such Officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if he were such Officer, transfer agent, or registrar at the date of issue.

          Section 2. Registration and Transfer of Shares: The name of each person owning a share of the capital stock of the Company shall be entered on the books of the Company together with the number of shares held by such person, and the dates of issue of the certificates. Upon compliance with provisions restricting the transferability of shares, if any, the shares of stock of the Company shall be transferable on the books of the Company, by the holders thereof in person, or by their duly authorized attorneys or legal representatives, on surrender and cancellation of certificates, if the shares are certificated, for a like number of shares, accompanied by an assignment of power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the Company or its Agents may reasonably require. A record shall be made of each transfer.

          The Board of Directors may make other and further rules and regulations concerning the transfer and registration of certificates of stock.

          Section 3. Lost, Destroyed and Mutilated Certificates: The holder of any stock of the Company shall immediately notify the Company of any loss, theft, destruction or mutilation of the certificates thereof. The Company may issue a new certificate for shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen, destroyed, or mutilated, and the Board of Directors may require the owner of any such certificate, or his legal representative, to give the Company a bond sufficient to indemnify the Company against any claim that may be made against it on account of the alleged loss, theft, destruction or mutilation of any such certificate, or the issuance of any such new certificate.

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

          Section 1. Corporate Seal: The corporate seal shall be in such form as approved by the Board of Directors and may be altered at its pleasure. The corporate seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.


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          Section 2. Books and Records: The Company shall keep books and records of account and minutes of the proceedings of its Shareholders, Board of Directors, and the Executive Committee and other committee or committees, if any. Such books, records and minutes may be kept within or outside the State of New Jersey. The Company shall keep at its principal office, its registered office, or at the office of its transfer agent, a record or records containing the names and addresses of all Shareholders, the number, class, and series of shares held by each, and the dates when they respectively became the owners of record thereof. Any of the foregoing books, minutes, or records may be in written form or in any other form capable of being converted into readable form within a reasonable time.

                                  ARTICLE VII

                                   AMENDMENTS

          On and after the date upon which the first Board of Directors shall have adopted the initial corporate By-Laws, which shall be deemed to have been adopted by the Shareholders for the purposes of the New Jersey Business Corporation Act, the power to make, alter, and repeal the ByLaws of the Company may be exercised by the Directors or the Shareholders; provided, that any ByLaws made by the Board of Directors may be altered or repealed and new By-Laws made, by the Shareholders.






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